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                                                                   Exhibit 10.19

                                                                  EXECUTION COPY
                                                                  --------------

                                ESCROW AGREEMENT



     ESCROW AGREEMENT, dated as of November 26, 2002 (this "Escrow Agreement"), by and among GetronicsWang Co. LLC, a limited liability company formed under the laws of the State of Delaware ("Parent"), DigitalNet, Inc., a corporation formed under laws of the State of Delaware ("Purchaser"), and State Street Bank and Trust Company, a Massachusetts trust company, as Escrow Agent (the "Agent").

     This Escrow Agreement is being entered into pursuant to Section 2.4(c) of the Purchase Agreement, dated as of September 27, 2002 (the "Agreement"), by and among Parent, Getronics Government Solutions, L.L.C., a limited liability company formed under the laws of the State of Delaware (the "Company"), DigitalNet Holdings, Inc., a corporation formed under the laws of the State of Delaware, and Purchaser. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement. Notwithstanding the foregoing, the Agent shall have no responsibility with regard to such terms defined with reference to the Agreement, and shall be entitled to rely on the use of such terms in any communications received by it.

     NOW, THEREFORE, in consideration of the foregoing, the respective representations, warranties, covenants and agreements set forth in the Agreement (with respect to the Parent and Purchaser thereto only, and not the Agent) and herein and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and intending to be bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   ESCROW FUND

     1.1 ESTABLISHMENT OF ESCROW FUND. Simultaneously with the execution and delivery of this Escrow Agreement and in accordance with Section 2.4(c) of the Agreement, Parent is depositing with the Agent (a) $8,873,000 (which amount, together with any additional amount deposited therein pursuant to the second sentence of this Section 1.1, shall be referred herein to as the "Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund") as the source to satisfy Parent's liability and obligation, if any, under Section 5.14(e)(iii) of the Agreement and (b) $1,753,000 (which amount, together with any additional amount deposited therein pursuant to the third sentence of this Section 1.1, shall be referred herein to as the "Disputed Post-Closing CSOC Accounts Receivable Escrow Fund") as the source to satisfy Parent's liability and obligation, if any, under
Section 5.14(e)(iv) of the Agreement. If, when the CSOC Closing Spreadsheet is finalized pursuant to Section 5.14(c) of the Agreement, the Undisputed Post-Closing CSOC Accounts Receivable Bogey is greater than the amount then in the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund, then not later than the fifth Business Day after the date


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the CSOC Closing Spreadsheet is finalized pursuant to Section 5.14(c) of the
Agreement Parent shall deposit in the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund an amount equal to the difference between the amount then in the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund and the Undisputed Post-Closing CSOC Accounts Receivable Bogey. For purposes of this Escrow Agreement, the term "Business Day" shall mean any day on which the Agent is open for business at its offices in Boston, Massachusetts. If, when the CSOC Closing Spreadsheet is finalized pursuant to Section 5.14(c) of the Agreement, the Disputed Post-Closing CSOC Accounts Receivable Bogey is greater than the amount then in the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund, then not later than the fifth Business Day after the date the CSOC Closing Spreadsheet is finalized pursuant to Section 5.14(c) of the Agreement Parent shall deposit in the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund an amount equal to the difference between the amount then in the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund and the Disputed Post-Closing CSOC Accounts Receivable Bogey. The Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund and the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund, together with any interest or other income earned thereon until such interest or other income is paid to Parent pursuant to Section 2.4, are sometimes referred to herein collectively as the "Escrow Fund." The Agent shall hold the Escrow Fund in escrow, and release and pay the Escrow Fund, in accordance with this Escrow Agreement.

     1.2 RELEASE OF UNDISPUTED POST-CLOSING CSOC ACCOUNTS RECEIVABLE ESCROW
FUND.

         (a) The Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund, or applicable portion thereof, shall be released only as follows:

             (i) if, when the CSOC Closing Spreadsheet is finalized pursuant to
Section 5.14(c) of the Agreement, the Undisputed Post-Closing CSOC Accounts Receivable Bogey is less than the amount then in the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund, then an amount equal to the difference between the amount then in the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund and the Undisputed Post-Closing CSOC Accounts Receivable Bogey shall be released from the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund to Parent;

             (ii) if for any reason whatsoever the Company is relieved of all or any part of its obligations under, or in any way related to, services performed or products supplied under the CSOC Customer Contract giving rise to Undisputed Post-Closing CSOC Accounts Receivable, then an amount equal to the amount of the cost savings, plus any margin associated therewith, directly or indirectly resulting from the Company having been so relieved of all or any part of its obligations under, or in any way related to, services performed or products supplied under the CSOC Customer Contract giving rise to Undisputed Post-Closing CSOC Accounts Receivable shall be released from the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund to Parent;


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             (iii) if the CSOC Customer Contract is amended without Parent's prior written consent under Section 5.14(f) of the Agreement, or the CSOC Action is settled or compromised or the Company consents to the entry of any judgment in the CSOC Action, in each case, without Parent's prior written consent under
Section 5.14(g)(i) of the Agreement, then the entire then balance of the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund shall be released to Parent;

             (iv) if the Company retains any CSOC Payments pursuant to
Section 5.14(e)(ii)(bb) of the Agreement, then an amount equal to the amount of the CSOC Payments so retained by the Company shall be released from the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund to Parent;

             (v) if the Company retains an aggregate amount of CSOC Payments pursuant to Section 5.14(e)(ii)(bb) of the Agreement equal to or greater than the Undisputed Post-Closing CSOC Accounts Receivable Bogey, then the entire then balance of the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund shall be released to Parent; or

             (vi) if the Company retains an aggregate amount of CSOC Payments pursuant to Section 5.14(e)(ii)(bb) of the Agreement less than the Undisputed Post-Closing CSOC Accounts Receivable Bogey, then (aa) first, an amount equal to the difference between the aggregate amount of CSOC Payments retained by the Company pursuant to Section 5.14(e)(ii)(bb) of the Agreement and the Undisputed Post-Closing CSOC Accounts Receivable Bogey shall be released from the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund to Purchaser and
(bb) second, the entire then balance of the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund shall be released to Parent.

         (b) On not later than the fifth Business Day after:

             (i) in the case of Section 1.2(a)(i), the date on which the CSOC Closing Spreadsheet is finalized pursuant to Section 5.14(c) of the Agreement if the Undisputed Post-Closing CSOC Accounts Receivable Bogey is less than the amount then in the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund;

             (ii) in the case of Section 1.2(a)(ii), any date on which the Company is relieved of all or any part of its obligations under, or in any way related to, services performed or products supplied under the CSOC Customer Contract giving rise to Undisputed Post-Closing CSOC Accounts Receivable;

             (iii) in the case of 1.2(a)(iii), the date on which the CSOC Customer Contract is amended, the CSOC Action is settled or compromised or the Company consents to the entry of any judgment in the CSOC Action, whichever, if any, first occurs;


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             (iv) in the case of Section 1.2(a)(iv), any date on which the
Company delivers to Parent a Postclosing CSOC Spreadsheet pursuant to Section 5.14(d) of the Agreement reflecting that the Company has retained any CSOC Payments pursuant to Section 5.14(e)(ii)(bb) of the Agreement;

             (v) in the case of Section 1.2(a)(v), the date on which the Company delivers to Parent a Postclosing CSOC Spreadsheet pursuant to Section 5.14(d) of the Agreement reflecting that the Company has retained an aggregate amount of CSOC Payments pursuant to Section 5.14(e)(ii)(bb) of the Agreement equal to or greater than the Undisputed Post-Closing CSOC Accounts Receivable Bogey; or

             (vi) in the case of Section 1.2(a)(vi), the date on which the Company shall have exhausted all commercially reasonable efforts to collect an amount of Undisputed Post-Closing CSOC Accounts Receivable at least equal to the Undisputed Post-Closing CSOC Accounts Receivable Bogey if notwithstanding such efforts the Company has then retained an aggregate amount of CSOC Payments pursuant to Section 5.14(e)(ii)(bb) of the Agreement less than the Undisputed Post-Closing CSOC Accounts Receivable Bogey;

Parent and Purchaser shall give the Agent notice thereof by a Mutual Notice of Instruction substantially in the form of Exhibit A hereto.

         (c) On not later than the fifth Business Day following receipt of a Mutual Notice of Instruction substantially in the form of Exhibit A hereto signed by Parent and Purchaser, the Agent shall release the Undisputed Post-Closing CSOC Accounts Receivable Escrow Fund, or applicable portion thereof and to the extent available, in accordance therewith.

     1.3 RELEASE OF DISPUTED POST-CLOSING CSOC ACCOUNTS RECEIVABLE ESCROW FUND.

         (a) The Disputed Post-Closing CSOC Accounts Receivable Escrow Fund, or applicable portion thereof, shall be released only as follows:

             (i) if, when the CSOC Closing Spreadsheet is finalized pursuant to
Section 5.14(c) of the Agreement, the Disputed Post-Closing CSOC Accounts Receivable Bogey is less than the amount then in the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund, then an amount equal to the difference between the amount then in the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund and the Disputed Post-Closing CSOC Accounts Receivable Bogey shall be released from the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund to Parent;

             (ii) if for any reason whatsoever the Company is relieved of all or any part of its obligations under, or in any way related to, services performed or products supplied under the CSOC Customer Contract giving rise to Disputed Post-Closing CSOC Accounts Receivable, then an amount equal to the amount of the cost savings, plus any margin associated therewith, directly or


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indirectly resulting from the Company having been so relieved of all or any part of its obligations under, or in any way related to, services performed or products supplied under the CSOC Customer Contract giving rise to Disputed Post-Closing CSOC Accounts Receivable shall be released from the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund to Parent;

             (iii) if the CSOC Customer Contract is amended without Parent's prior written consent under Section 5.14(f) of the Agreement, or the CSOC Action is settled or compromised or the Company consents to the entry of any judgment in the CSOC Action, in each case, without Parent's prior written consent under
Section 5.14(g)(i) of the Agreement, then the entire then balance of the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund shall be released to Parent;

             (iv) if the Company retains any CSOC Payments pursuant to
Section 5.14(e)(ii)(dd) of the Agreement, then an amount equal to the amount of the CSOC Payments so retained by the Company shall be released from the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund to Parent;

             (v) if the Company retains an aggregate amount of CSOC Payments pursuant to Section 5.14(e)(ii)(dd) of the Agreement equal to or greater than the Disputed Post-Closing CSOC Accounts Receivable Bogey, then the entire then balance of the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund shall be released to Parent; or

             (vi) if the Company retains an aggregate amount of CSOC Payments pursuant to Section 5.14(e)(ii)(dd) of the Agreement less than the Disputed Post-Closing CSOC Accounts Receivable Bogey, then (aa) first, an amount equal to the difference between the aggregate amount of CSOC Payments retained by the Company pursuant to Section 5.14(e)(ii)(dd) of the Agreement and the Disputed Post-Closing CSOC Accounts Receivable Bogey shall be released from the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund to Purchaser and (bb) second, the entire then balance of the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund shall be released to Parent.

         (b) On not later than the fifth Business Day after:

             (i) in the case of Section 1.3(a)(i), the date on which the CSOC Closing Spreadsheet is finalized pursuant to Section 5.14(c) of the Agreement if the Disputed Post-Closing CSOC Accounts Receivable Bogey is less than the amount then in the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund;

             (ii) in the case of Section 1.3(a)(ii), any date on which the Company is relieved of all or any part of its obligations under, or in any way related to, services performed or products supplied under the CSOC Customer Contract giving rise to Disputed Post-Closing CSOC Accounts Receivable;


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             (iii) in the case of 1.3(a)(iii), the date on which the CSOC
Customer Contract is amended, the CSOC Action is settled or compromised or the Company consents to the entry of any judgment in the CSOC Action, whichever, if any, first occurs;

             (iv) in the case of Section 1.3(a)(iv), any date on which the Company delivers to Parent a Postclosing CSOC Spreadsheet pursuant to Section 5.14(d) of the Agreement reflecting that the Company has retained any CSOC Payments pursuant to Section 5.14(e)(ii)(dd) of the Agreement;

             (v) in the case of Section 1.3(a)(v), the date on which the Company delivers to Parent a Postclosing CSOC Spreadsheet pursuant to Section 5.14(d) of the Agreement reflecting that the Company has retained an aggregate amount of CSOC Payments pursuant to Section 5.14(e)(ii)(dd) of the Agreement equal to or greater than the Disputed Post-Closing CSOC Accounts Receivable Bogey; or

             (vi) in the case of Section 1.3(a)(vi), the date on which the Company shall have exhausted all commercially reasonable efforts to collect an amount of Disputed Post-Closing CSOC Accounts Receivable at least equal to the Disputed Post-Closing CSOC Accounts Receivable Bogey if notwithstanding such efforts the Company has then retained an aggregate amount of CSOC Payments pursuant to Section 5.14(e)(ii)(dd) of the Agreement less than the Disputed Post-Closing CSOC Accounts Receivable Bogey;

Parent and Purchaser shall give the Agent notice thereof by a Mutual Notice of Instruction substantially in the form of Exhibit B hereto.

         (c) On not later than the fifth Business Day following receipt of a Mutual Notice of Instruction substantially in the form of Exhibit B hereto signed by Parent and Purchaser, the Agent shall release the Disputed Post-Closing CSOC Accounts Receivable Escrow Fund, or applicable portion thereof and to the extent available, in accordance therewith.

                                   ARTICLE II

                               GENERAL PROVISIONS

     2.1 TERM OF AGREEMENT. This Escrow Agreement shall be in effect until the entire amount of the Escrow Fund is distributed in accordance with Sections 1.2 and 1.3.

     2.2 EXPENSES OF THE AGENT. The Agent shall be entitled to compensation for its services hereunder in accordance with Exhibit C attached hereto and subject to change on an annual basis in accordance with the Agent's ordinary course of business, and shall be reimbursed for all reasonable expenses (including attorneys' fees), disbursements and advancements incurred or made by it in performance of its services hereunder, which will be paid by one-half by Purchaser and one-half by Parent, provided that it shall be a condition precedent to this Agreement that all fees (to the extent then due to the Escrow


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Agent) be paid to the Escrow Agent on or prior to the Closing. Parent and
Purchaser agree, severally, to reimburse the Agent on demand for all reasonable and necessary costs and expenses incurred in connection with the administration of this Escrow Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Agent in connection with resolution of any claim by any party hereunder.

     2.3 TAXES ON ESCROW FUND. Parent shall bear all federal, state and local taxes based upon or measured by net or gross income arising from the Escrow Fund and shall provide the Agent with sufficient information (including but not limited to Parent's Form W-9) so that the Agent can comply with reporting obligations imposed under any laws relating to such taxes. Parent understands that, in the event it fails to provide the Agent with such information, the Internal Revenue Code, as amended from time to time, may require the Agent to withhold funds otherwise distributable to Parent. The Parent agrees (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Fund or performance of other activities under this Escrow Agreement, (ii) to instruct the Agent in writing with respect to the Agent's responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Agent under this Escrow Agreement, and (iii) except for any liability or obligation that results from the gross negligence, bad faith or willful misconduct of the Agent, to indemnify and hold the Agent harmless from any liability or obligation on account of taxes (other than income taxes of Agent), assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Agent in connection with, on account of or relating to the Escrow Fund, the management established hereby, any payment or distribution of or from the Escrow Fund pursuant to the terms hereof or other activities performed under the terms of this Escrow Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Escrow Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Escrow Agreement.

     2.4 INVESTMENT OF ESCROW FUND. The Escrow Fund shall be invested by the Agent as directed in writing by the Parent and Purchaser in short-term obligations of the U.S. government or in certificates of deposit issued by a bank or trust company having combined capital and surplus of at least $500,000,000 or in such other manner as the Parent and Purchaser hereto may agree and direct in writing. The Agent shall pay all interest or other income earned on the Escrow Fund over to Parent not later than the fifth Business Day after the end of the month in which such interest or other income is received by the Agent. All earnings received from the investment of the Escrow Fund shall be credited to, and shall become a part of, the Escrow Fund (and any losses on such investments shall be debited from the Escrow Fund). The Agent shall not be responsible


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for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder, except any loss resulting from its gross negligence, bad faith or willful misconduct.

     2.5 THE AGENT. The obligations of the Agent under this Agreement are subject to the following terms and conditions:

         (a) The Agent is not a party to and is not bound by any agreement (including, but not limited to the Agreement) other than this Escrow Agreement;

         (b) The Agent acts hereunder as a depository only and is not responsible for or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any funds, shares, documents or other materials deposited with it. Parent and Purchaser agree to and hereby do waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Agent arising out of or relating to the execution or performance by the Agent of this Escrow Agreement, unless such suit, claim, demand or cause of action is based upon the willful misconduct, gross negligence or bad faith of the Agent. Parent and Purchaser agree to indemnify the Agent against and from any and all claims, demands, costs, liabilities and expenses, including counsel fees, which may be asserted against it or to which it may be exposed or which it may incur by reason of its execution or performance of this Escrow Agreement unless arising from the Agent's willful misconduct, gross negligence or bad faith. The Agent may defend any legal proceeding which may be instituted against it with respect to the subject matter of this Escrow Agreement but shall not be required to unless it is requested to do so by the Parent or Purchaser and is indemnified by such requesting party to the Agent's satisfaction against the cost and expenses (including reasonable attorney's fees) of such defense, unless arising from the Agent's willful misconduct, gross negligence or bad faith. The Agent shall not be required to institute legal proceedings of any kind. The Agent shall not be required to perform any acts which violate any law or applicable rules of any governmental agency;

         (c) The Agent shall not have any responsibility for the genuineness or validity of any notice, evidence or other document or item delivered to it, and the Agent shall be entitled to rely upon and shall be protected in acting upon any written notice, waiver, consent, receipt or other evidence or paper document which the Agent reasonably believes to be genuine and to be signed by the proper person;

         (d) The Agent shall not be liable for any error of judgment or for any acts done or steps taken or omitted or admitted by it or for any mistake of facts or law or for anything which the Agent may do or refrain from doing in connection herewith except for the Agent's own willful misconduct, gross negligence or bad faith; and

         (e) As to any legal questions arising in connection with the administration of this Agreement, the Agent may rely absolutely upon the opinions given to it by its counsel and shall be free of liability for acting in reliance on such opinions.

         (f) The Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or


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other subescrow agent employed by the Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Agent's own gross negligence, bad faith or willful misconduct in breach of this Escrow Agreement.

         (g) The Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal (on terms no less favorable than could be obtained on an arms length basis with a third party) with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Agent or for any third person or dealing as principal for its own account.

         (h) Notwithstanding any term appearing in this Escrow Agreement to the contrary, in no instance shall the Agent be required or obligated to distribute any Escrow Funds (or take other action that may be called for hereunder to be taken by the Agent) sooner than two (2) Business Days after (i) it has received the applicable documents required under this Escrow Agreement in good form, or
(ii) passage of the applicable time period (or both, as applicable under the terms of this Escrow Agreement), as the case may be.

     2.6 RESIGNATION OR REMOVAL OF AGENT. Parent and Purchaser may, by mutual agreement at any time, remove the Agent as agent hereunder, and substitute another therefore. In such event the Agent shall, upon receipt of written notice of such removal, account for and deliver to such substituted escrow agent the Escrow Fund and the Agent shall thereafter be discharged of all liability hereunder. The Agent may at any time resign as Agent hereunder by giving thirty
(30) days' prior written notice of resignation to Parent and Purchaser. Prior to the effective date of the resignation as specified in such notice, Parent and Purchaser will issue to the Agent a written instruction authorizing redelivery of the Escrow Funds to a bank or trust company that they select as successor to the Agent hereunder. If, however, Parent and Purchaser shall fail to name such a successor escrow agent within twenty (20) days after the notice of resignation from the Agent, the Parent shall be entitled to name such successor escrow agent who shall be reputable and nationally recognized. If no successor escrow agent is named pursuant to the immediately preceding two sentences, the Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

     2.7 AMENDMENT AND MODIFICATION. This Escrow Agreement may be amended, modified and supplemented only by written agreement of Parent, Purchaser and the Agent.

     2.8 WAIVER OF COMPLIANCE. Except as otherwise provided in this Escrow Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     2.9 WAIVER OF SET-OFF RIGHTS. The Agent hereby absolutely and irrevocably waives any and all rights it may have, under applicable laws or otherwise, and agrees that


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it shall not exercise or assert any right (a) to set-off and appropriate and apply any amount of the Escrow Fund against or on account of any obligations or liabilities whatsoever of Parent or Purchaser or any Subsidiary of Parent or Purchaser owing (or to become due to, whether contingent or otherwise) to it or any claims of any nature it may have against Parent or Purchaser or any subsidiary of Parent or Purchaser or (b) to establish, create, maintain, perfect, enforce and foreclose on any lien, security interest or any other encumbrance whatsoever (collectively, "Liens"), including, without limitation, banker's liens and any other Liens arising by statute, operation of law or otherwise, on, against or in respect of any of the Escrow Fund.

     2.10 NOTICES AND WIRING INSTRUCTIONS.

         (a) Any notice, request, instruction or other document to be given hereunder by any party to another party shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission and on the next Business Day when sent by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier, as follows:

         If to Parent, to:

                 GetronicsWang Co. LLC
                 290 Concord Road
                 Billerica, Massachusetts 01821
                 Attention:  Steven Boyce, Vice President and
                   General Counsel, North America
                 (978) 625-3010 (telephone)
                 (978) 625-4213 (facsimile)

                 with a copy to:

                 Skadden, Arps, Slate, Meagher & Flom LLP
                 One Beacon Street
                 Boston, MA  02108
                 Attention:  David T. Brewster, Esq.
                 (617) 573-4800 (telephone)
                 (617) 573-4822 (facsimile)


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         If to Purchaser, to:

                 DigitalNet, Inc.
                 6700-A Rockledge Drive
                 Suite 525
                 Bethesda, MD 20817
                 Attn:  Jack Pearlstein
                 (301) 530-2464 (telephone)
                 (301) 530-5023 (facsimile)

                 and:

                 GTCR Golder Rauner, LLC
                 6100 Sears Tower
                 Chicago, IL 60606-6402
                 Attn: Philip Canfield and Craig Bondy
                 (312) 382-2200 (telephone)
                 (312) 575-3211 (facsimile)

                 with a copy to:

                 Kirkland & Ellis
                 200 East Randolph Drive
                 Chicago, IL 60601
                 Attn:  Stephen L. Ritchie, Esq. and Martin A. DiLoreto, Esq.
                 (312) 861-2000 (telephone)
                 (312) 861-2200 (facsimile)

         If to the Agent, to:

                 State Street Bank and Trust Company
                 2 Avenue De Lafayette, 6th Floor
                 Boston, MA  02110
                 Attn:    Corporate Trust Department,
                          Virginia Jones,
                          Getronics/DigitalNet Escrow
                 (617) 662-1798 (telephone)
                 (617) 662-1463 (facsimile)

                 with a copy to:

                 Nixon Peabody LLP
                 101 Federal Street
                 Boston, MA  02110
                 Attn:    Jason G. Duncan
                 (617) 345-1205 (telephone)
                 (617) 345-1300 (facsimile)


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         (b) WIRING INSTRUCTIONS. Any funds to be paid to or by the Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to the Agent in accordance with Section 2.10(a) above):

         If to Parent:

                 Bank: Fleet Bank
                       100 Federal Street
                       Boston, MA  02110
                 ABA #: 011-000-138
                 Acct. #: 936-356-4615
                 Ref: GetronicsWang Co. LLC

         If to Purchaser:

                 Bank: JP Morgan Chase
                       T&I Private Bank Division
                 ABA #: 021000021
                 Acct. #: 0999-99-651
                 Further Credit to: Q 191145004 for DigitalNet, Inc.
                 Ref: Getronics Escrow

         If to the Agent:

                 Bank: State Street Bank and Trust Company
                 ABA #: 0110 0002 8
                 Acct. #: 9903-990-1
                 Attn: Corporate Trust
                 Ref: Getronics/DigitalNet Escrow Account No. 131796-010

or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this section shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding, which service shall be effected as required by applicable law.

     2.11 ASSIGNMENT. This Escrow Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Escrow Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except (a) by operation of law or (b) as otherwise permitted by in this
Section 2.11. Purchaser may assign any or all of its rights under this Escrow Agreement to any of its lenders as collateral security without the consent of any of the other parties hereto; PROVIDED, HOWEVER, that no such assignment shall relieve

Purchaser of any of its obligations hereunder. Parent may assign any or all of its rights under this Escrow Agreement to any of its Affiliates without the consent of any of the other parties hereto; PROVIDED, HOWEVER, that no such assignment shall relieve Parent of any of its obligations hereunder. If the Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation or association authorized to exercise fiduciary powers of the type contemplated hereby, the successor corporation or association without any further act shall be the successor Agent.

     2.12 GOVERNING LAW. This Escrow Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof. The invalidity or unenforceability of any provision of this Escrow Agreement shall not affect the validity or enforceability of any other provision.

     2.13 COUNTERPARTS. This Escrow Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     2.14 REPRODUCTION OF DOCUMENTS. This Escrow Agreement and all documents relating thereto, including without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     2.15 FORCE MAJEURE. The Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to (i) acts of God, riots, epidemics, governmental regulations superimposed after the fact, terrorist attacks or earthquakes and
(ii) to the extent a loss, liability, damage, cost and expense is not caused by the Agent's gross negligence, bad faith or willful misconduct, fire, communication line failures, computer viruses, power failures, strikes, lockouts acts of war or other disasters.

     2.16 DISPUTE RESOLUTION. It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Fund, or should any claim be made upon the Agent or the Escrow Fund by a third party, the Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Fund until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the day and year first above written.


                                       GETRONICSWANG CO. LLC


                                       By: /s/ William J. Clark
                                           --------------------------------
                                           Name: William J. Clark
                                           Title: Chief Financial Officer



                                       DIGITALNET, INC.


                                       By: /s/ Jack Pearlstein
                                           -------------------------------
                                           Name: Jack Pearlstein
                                           Title: CFO



                                       STATE STREET BANK AND
                                         TRUST COMPANY, as Escrow Agent


                                       By: /s/ Patrick F. Thebado
                                           -------------------------------
                                           Name: Patrick F. Thebado
                                           Title: Vice President



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